As filed with the Securities and Exchange Commission on June 3, 2011
Registration No. ____________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PRIME TIME TRAVEL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	4700	80-0671280
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

809 Heavenly Lane,
Cincinnati, OH 45238
Tel:  (513)-252-1577
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

c/o Vcorp Services, LLC
1811 Silverside Road
Wilmington, Delaware 19810, County of New Castle
Tel: 1-888-528-2677
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all correspondence to:
Gersten Savage LLP
David E. Danovitch, Esq.
Cheryll J. Calaguio, Esq.
Dario de Martino, Esq.
600 Lexington Avenue
New York, NY 10022-6018
Tel: (212) 752-9700 Fax: (212) 980-5192

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if smaller reporting company)

Calculation of Registration Fee

Title of Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common stock, $0.000001 per share	2,000,000	$0.05	$100,000	$11.61
Total	2,000,000	$0.05	$100,000	$11.61
______________
(1)	The shares of our common stock being registered hereunder are being registered for resale by the selling stockholders named in the prospectus.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be amended. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED June 3, 2011

PRELIMINARY PROSPECTUS

PRIME TIME TRAVEL, INC.

2,000,000 SHARES OF COMMON STOCK
OFFERING PRICE $.05 PER SHARE

The selling stockholders named in this prospectus are offering for resale 2,000,000 shares of our common stock at an offering price of $0.05 per share until our shares are quoted on the Over-the-Counter Bulletin Board (“OTC Bulletin Board”), and thereafter at prevailing market prices or privately negotiated prices. We will pay all expenses incurred in this offering (other than transfer taxes), and the selling stockholders will receive all of the net proceeds from this offering.

Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should carefully consider the factors described under the heading “Risk Factors” beginning on page 7 before investing in our common stock.

There is currently no public market for our common stock and we have not applied for listing or quotation on any public market. We have arbitrarily determined the offering price of $0.05 per share offered pursuant to this prospectus. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to try to identify a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop, or if developed, that it will be sustained.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

No underwriter or other person has been engaged to facilitate the sale of shares of common stock in this offering. You should rely only on the information contained in this prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this offering, Prime Time Travel, Inc. or the shares of our common stock offered hereby that is different from the information included in this prospectus. If anyone provides you with different information, you should not rely on it.

The date of this prospectus is June __, 2011

TABLE OF CONTENTS

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes, and especially the risks described under “Risk Factors” beginning on page 7. All references to “we,” “us,” “our,” “Prime Time Travel,” “Company” or similar terms used in this prospectus refer to Prime Time Travel, Inc.  Unless otherwise indicated, the term “fiscal year” refers to our fiscal year ending December 31. Unless otherwise indicated, the term “common stock” refers to shares of our common stock.

Corporate Background and Business Overview

We were incorporated in the state of Delaware on November 23, 2010 for the purpose of creating and managing trips to destination locations for youth sports teams. Our offices are currently located at 809 Heavenly Lane, Cincinnati, OH 45238. Our telephone number is (513)-252-1577. Our “information only” website is http://www.primetimetravelsports.com.  The information that is or will be contained on our website does not form a part of the registration statement of which this prospectus is a part.

We are a development stage company that has not generated any revenue and has had limited operations to date.  From November 23, 2010 (inception) through December 31, 2010, we have incurred net losses of $613. As of December 31, 2010, we had total assets of $ 6,825 and total liabilities of $ 7,432.

We currently offer sports travel packages, primarily basketball, to youth athletes and parents/guardians in the Ohio Valley region including Ohio, Illinois, Indiana, Kentucky and Tennessee. These sports travel packages include all aspects of annual tours, including flights, hotels, local sports competition, meals and ground transportation. Our current tours are to Kona, Hawaii, however, we intend to expand our tours to Europe, Asia and Australia within the next three (3) years.

We can offer no assurance that we will be successful in offering our services. In addition, any number of factors may impact our ability to further develop and expand our services, including our ability to obtain financing if and when necessary; market acceptance of our services; and our ability to gain a sufficient market share.  Our business will fail if we cannot successfully implement our business plan or if we cannot develop or successfully market our products and services.

Summary Financial Information

As of December 31, 2010
Revenues	$-
Operating Expenses	$613
Net Loss	$(613)
Total Assets	$6,825
Total Liabilities	$7,432
Total Stockholders’ Deficit	$(607)

Summary of the Offering

Shares of common stock being offered by the selling stockholders:	2,000,000 shares of our common stock.
Offering price:	$0.05 per share of common stock.
Number of shares outstanding before the offering:	8,000,000
Number of shares outstanding after the offering, if all the shares are sold:	8,000,000
Market for the common stock:
There is no public market for our common stock. After the effective date of the registration statement of which this prospectus is a part, we intend to seek a market maker to file an application on our behalf to have our common stock quoted on the OTC Bulletin Board. In order for such application to be accepted, we will have to satisfy certain criteria in order for our common stock to be quoted on the OTC Bulletin Board. We currently have no market maker that is willing to list quotations for our common stock. There is no assurance that a trading market will develop, or, if developed, that it will be sustained.

Use of Proceeds:
We will not receive any proceeds from the sale of the common stock by the selling stockholders pursuant to this prospectus. The selling stockholders named herein will receive all proceeds from the sale of the shares of our common stock in this offering. Please see “Selling Stockholders” beginning on page 17.

Risk Factors:	See “Risk Factors” beginning on page 7 and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.
Dividend Policy:	We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors and other information in this prospectus before deciding to invest in our common stock. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth could be seriously harmed. As a result, the price of our common stock could decline and you could lose all or part of your investment.

Risks Relating to Our Business

As a company in the early stage of development with an unproven business strategy, our limited history of operations makes evaluation of our business and prospects difficult.

We were incorporated on November 23, 2010 and our business is in the development stage.  Our business prospects are difficult to predict because of our limited operating history, early stage of development and unproven business strategy. We will encounter risks and difficulties frequently experienced by early-stage companies in rapidly evolving industries, such as the travel industry. Our business activities during the next 12 months will be focused on the implementation of our business plan. While we intend to focus on developing our e-commerce market in the near future and intend to expand into a number of other sports and to further expand our operations globally, no assurance can be given that we will be successful in implementing our business plan. We may not attain profitable operations and our management may not succeed in realizing our business objectives.

We are uncertain of our ability to function as a going concern and we may not be able to continue our operations in the future.

To date, we can provide no assurance that we will be able to execute our business plan as intended, or that we will be able to generate a sufficient amount of revenue, if any, from our business in order to achieve profitability.  It is not possible at this time for us to predict with assurance the potential success of our business. The revenue and income potential of our proposed business and operations are unknown. If we cannot continue as a viable entity, you may lose some or all of your investment in our common stock.

We may not be able to execute our business plan or stay in business without additional funding.

Our ability to further develop our business, and eventually, our ability to successfully generate operating revenues will depend on our ability to obtain the necessary financing to implement our business plan.  To date, we have raised a total of $40,000 through the sale of shares of our common stock, and believe that such amount is sufficient to fund our operations for the next 12 months, to develop our website and to establish profitable operations. However, we may require additional financing through the issuance of debt and/or equity in order to expand our operations or business plan and such financing, if required, may not be forthcoming.  As has been widely reported, global and domestic financial markets and economic conditions have been, and continue to be, disrupted and volatile due to a variety of factors, including the current weak economic conditions. As a result, the cost of raising money in the debt and equity capital markets has increased substantially, while the availability of funds from those markets has diminished significantly, even more so for smaller companies like ours. If such conditions and constraints continue, we may not be able to acquire additional funds either through credit markets or through equity markets and, even if additional financing is available, it may not be available on terms we find favorable.  At this time, there are no anticipated sources of additional funding in place. Failure to secure additional funding when needed will have an adverse effect on our ability to meet our obligations and remain in business.

We expect to suffer losses in the immediate future.

Since our inception on November 23, 2010, we have incurred net losses of $613 and we expect to continue to incur operating losses in the immediate future. These losses will occur because we do not yet have any revenues to offset the expenses associated with the implementation of our business plan, including the development of our website and business. We cannot guarantee that we will ever become successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations and our business will most likely fail.

If our estimates related to expenditures are erroneous or inaccurate, our business will fail and you could lose your entire investment.

Our success is dependent in part upon the accuracy of our management’s estimates of expenditures for legal and accounting services, including those we expect to incur as a publicly reporting company, website development, advertisement, and administrative expenses, which management estimates to aggregate approximately $41,550 over the next 12 months. If such estimates are erroneous or inaccurate, or if we encounter unforeseen expenses and delays, we may not be able satisfactorily to execute our business plan, which could result in the failure of our business and a loss of your entire investment.

We are in a competitive market and our inability to compete could impact our ability to gain a market share, which could adversely affect our financial performance.

The travel industry is intensely competitive. We compete with more established companies engaged in the travel industry that have operated in the industry for a substantially longer period than us.  While these companies currently do not specifically target youth sports participants directly, these companies have greater financial resources than us and have the monetary capability to directly compete with us, if they so choose, by providing similar services as those currently offered by us.  If we are unable to distinguish ourselves from such competitors, we may be unable to successfully compete, and accordingly, our business and financial performance will be adversely affected. In addition, we face significant competition from other distributors of travel products, including: (i) local, regional, national and international traditional travel agencies; and (ii) consolidators and wholesalers of airline tickets, lodging and other travel products, including Cheaptickets.com, Priceline.com, Hotwire, Expedia.com, Hotels.com and TravelWeb.

If the market for sports travel contracts or does not continue to evolve, our financial condition and results of operations may suffer.

We believe that the market for sports-related travel is developing. As is typical for any evolving market, demand and market acceptance are subject to a high level of uncertainty and risk. It is also difficult to predict the market’s future growth rate, if any. If the market for sports travel contracts or does not continue to develop or if our business does not achieve or sustain market acceptance, our results of operations and financial condition could be materially and adversely affected.

If we lose the services of any of our suppliers, we may not be able to obtain alternative sources in a timely manner, which could harm our customer relations and adversely affect our overall revenues.

If any of our suppliers cease doing business with us, we may not be able to obtain alternative sources in a timely or cost-effective manner. Due to the amount of time that it takes to qualify suppliers, we could experience delays in providing our services if we are required to find alternative suppliers. Any problems that we may encounter with the delivery, quality or cost of our services could damage our customer relationships and materially and adversely affect our business, financial condition or results of operations.

If we are unable to hire the additional personnel needed to properly establish our business, our growth prospects will be impaired and our operations will suffer.

Our business requires that certain key positions in our company be filled and our overall success depends on our ability to attract, develop and retain highly skilled personnel to fill these positions.  As a new company with very limited operating history, we may have difficulty in hiring the personnel required by us.  If we are unable to fill those key positions or if we fail to hire and retain the necessary personnel, our business will suffer and you may lose your entire investment.

We need to retain key personnel to support our product, service and ongoing operations.

The development and the marketing of our product and service will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued service of Andrew Listerman, our President and Chairman of the Board. The loss of Mr. Listerman’s services could negatively impact our ability to develop and sell our product and services, which could adversely affect our financial results and impair our operations.

Interruptions in service from third parties could impair the quality of our service.

We rely on third-party service providers and third-party computer systems, including the computerized central reservation systems of the airline, lodging and car rental industries to make airline ticket, lodging and car rental reservations, and credit card verifications and confirmations. Other third parties provide, for instance, our data center, telecommunications access lines and significant computer systems and software licensing, support and maintenance services. Any interruption in these, or other, third-party services or deterioration in their performance could impair the quality of our service. We cannot be certain of the financial viability of all of the third parties on which we rely. For instance, we work with many vendors in the telecommunications industry and that industry is currently experiencing a severe economic downturn. If our arrangements with any of these third parties is terminated or if they were to cease operations, we might not be able to find an alternate provider on a timely basis or on reasonable terms, which could hurt our business.

We attempt to negotiate favorable pricing, service and confidentiality in our contracts with our service providers. These contracts usually have multi-year terms. However, there is no guarantee that these contracts will not terminate and that we will be able to negotiate successor agreements or agreements with alternate service providers on competitive terms. Further, the existing agreements may bind us for a period of time to terms and technology that become obsolete as our industry and our competitors advance their own operations and contracts.

If we fail to attract customers in a cost-effective manner, our ability to grow and become profitable may be impaired.

Our business strategy depends on increasing the overall number of consumer transactions in a cost-effective manner. In order to increase the number of consumer transactions, we must attract more visitors to our website and convert a larger number of these visitors into paying customers. We seek to identify new opportunities for future sales including online and social networking to expand the reach of our network. In addition, we will direct e-mail messages to high school and middle school coaches in our region and summer youth camps that we have a long-standing relationship with. Relative to our primary competitors, we believe that the Prime Time Travel brand has not established equally broad recognition. As a result, it may be necessary to spend substantial amounts on marketing and advertising to enhance our brand recognition and attract new customers to our website, and to successfully convert these new visitors into paying customers. We cannot assure you that our marketing and advertising efforts will be effective in attracting new customers. If we fail to attract customers and increase our overall number of consumer transactions in a cost-effective manner, our ability to grow and become profitable may be impaired.

Our product features may infringe on claims of third-party patents or other intellectual property rights, which could adversely affect our business.

We cannot assure you that others will not obtain and assert patents or other intellectual property rights against us affecting essential elements of our business. If intellectual property rights are asserted against us, we cannot assure you that we will be able to obtain license rights on reasonable terms or at all. If we are unable to obtain licenses, we may be prevented from operating our business and our financial results may therefore be harmed.

We are vulnerable to fluctuations in fuel costs.

Fuel prices and availability are subject to economic and political factors which are beyond our control. Increases in fuel costs usually lead to increases in prices for trips and to reduced demand for travel. In response to the rising fuel prices, airlines may need to impose fuel surcharges on short, medium and long-haul flights, which could impact the overall prices for our trips and reduce demand for our travel products and services.

Risks Relating to Our Industry

Declines or disruptions in the travel industry, such as those caused by terrorism, general economic downturns, or strikes or bankruptcies within the travel industry could reduce our revenues.

Our business is affected by the health of the travel industry. Travel is sensitive to safety concerns, and thus declines after incidents of terrorism that affect the safety of travelers. For example, the terrorist attacks of September 11, 2001, which included attacks on the World Trade Center and the Pentagon using hijacked commercial aircraft, resulted in the cancellation of a significant number of travel bookings and a decrease in new travel bookings, which reduced  revenues for several of our competitors. The long-term effects of these events could include, among other things, a protracted decrease in demand for air travel due to fears regarding additional acts of terrorism, military responses to acts of terrorism and increased costs and reduced operations by airlines due, in part, to new security directives adopted by the Federal Aviation Administration or FAA. These effects, depending on their scope and duration, could significantly impact our long-term results of operations or financial condition.

In addition, travel expenditures are sensitive to business and personal discretionary spending levels.

Travel expenditures are sensitive to business and personal discretionary spending levels and tend to decline during general economic downturns (such as that which occurred in 2009), which could also reduce our revenues.

Other adverse trends or events that tend to reduce travel and may reduce our revenues include:

•	higher fares and rates in the airline industry or other travel-related industries;

•	labor actions involving airline or other travel suppliers;

•	political instability and hostilities;

•	fuel price escalation;

•	increased occurrence of travel-related accidents;

•	bankruptcies of travel suppliers and vendors; and

•	bad weather.

All of the above trends and events may adversely affect our business, results of operation, prospects and financial conditions of the business and hinder our ability to become profitable.

Because our market is seasonal, our quarterly results will fluctuate.

It is anticipated that our business will experience seasonal fluctuations, reflecting seasonal trends for the products offered by us, as well as Internet services generally. For example, traditional leisure travel bookings are higher in the first two calendar quarters of the year in anticipation of spring and summer vacations and holiday periods, but online travel reservations may decline with reduced Internet usage during the summer months. In the last two quarters of the calendar year, demand for travel products generally declines and the number of bookings flattens. These factors could cause our revenues to fluctuate from quarter to quarter. Our results may also be affected by seasonal fluctuations in the inventory made available to us by travel suppliers.

The success of our business depends on continued growth of online travel commerce.

Our sales and revenues will not grow as we plan if consumers do not purchase significantly more travel products online than they currently do and if the use of the Internet as a medium of commerce for travel products does not continue to grow or grows more slowly than expected. Consumers have traditionally relied on travel agents and travel suppliers and are accustomed to a high degree of human interaction in purchasing travel products. The success of our business is dependent on the number of consumers who use the Internet to purchase travel products increasing significantly.

Our business also depends on school spending programs relating to sports-related events.

Our sales and revenues also depend on school-spending programs. Many school district officials, including those in the Ohio region, are considering reducing or eliminating funding for schools. If such schools decide to reduce or exclude sports-related events, our business, financial condition or results of operations could be adversely affected.

Our business is exposed to risks associated with online commerce security and credit card fraud.

Consumer concerns over the security of transactions conducted on the Internet or the privacy of users may inhibit the growth of the Internet and online commerce. To transmit confidential information, we rely on encryption and authentication technology. Unanticipated events or developments could result in a compromise or breach of the systems we use to protect customer transaction data. Furthermore, our servers and those of our service providers may be vulnerable to viruses or other harmful code or activity transmitted over the Internet. While we proactively check for intrusions into our infrastructure, a virus or other harmful activity could cause a service disruption. In addition, while we currently do not have the ability to accept credit card payments online, we do intend to make such payment option available to our customers in the future and at that time, we will bear financial risk from reservations placed with fraudulent credit card data. Although we intend to implement anti-fraud measures, a failure to control fraudulent credit card transactions adequately could adversely affect our business. Because of our limited operating history, we cannot assure you that any anti-fraud measures we make will be sufficient to prevent material financial loss.

Relating to Regulatory Changes

We are subject to legal restrictions on our marketing practices and could become subject to additional restrictions on our marketing practices that could reduce the volume of our sales, which, in turn, could adversely affect our business, operations and financial condition.

The enactment of new legislation or regulations or amendment of existing legislation or regulations relating to marketing activities may make it more difficult for us to sell our products. For example, the federal “do not call” legislation has adversely affected our ability to market our products using telephone solicitation by limiting who we may call and increasing our costs of compliance.  Additional laws or regulations limiting our ability to market through direct mail, over the telephone or through internet and e-mail advertising may make it difficult to identify potential customers, which could increase our marketing costs.  Both increases in marketing costs and additional restrictions on our ability to market effectively could reduce our revenues and could have an adverse effect on our business, operations and financial condition.

Evolving government regulation could impose taxes or other burdens on our business, which could increase our costs or decrease demand for our products.

We must comply with laws and regulations applicable to online commerce. Increased regulation of the Internet or different applications of existing laws might slow the growth in the use of the Internet and commercial online services, which could decrease demand for our products, increase the cost of doing business or otherwise reduce our sales and revenues. The statutes and case law governing online commerce are still evolving, and new laws, regulations or judicial decisions may impose on us additional risks and costs of operations. In addition, new regulations, domestic or international, regarding the privacy of our users' personally identifiable information may impose on us additional costs and operational constraints.

Risks Relating to Our Common Stock

There is currently no public market for our securities, and there can be no assurance that any public market will develop or that our common stock will be quoted for trading.

There is no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering by the selling stockholders, or, if developed, be sustained. After the effective date of the registration statement of which this prospectus forms a part, we intend to try to identify a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board.  We will have to satisfy certain criteria in order for our application to be accepted.  We do not currently have a market maker that is willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether we will meet the requisite criteria or that our market maker’s application will be accepted. Our common stock may never be quoted on the OTC Bulletin Board, or, even if quoted, a public market may not materialize.

If our securities are not eligible for initial quotation, or if quoted, are not eligible for continued quotation on the OTC Bulletin Board or a public trading market does not develop, purchasers of the shares of common stock may have difficulty selling or be become unable to sell their securities should they desire to do so, rendering their shares effectively worthless and resulting in a complete loss of their investment.

Because we will be subject to “penny stock” rules if our shares are quoted on the OTC Bulletin Board, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission (the “SEC”).  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges).  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules. If a trading market does develop for our common stock, these regulations will likely be applicable, and investors in our common stock may find it difficult to sell their shares.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

FINRA rules require that, a stockbroker, in recommending an investment to a customer, have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, stockbrokers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low-priced securities will not be suitable for certain customers. FINRA requirements will likely make it more difficult for brokers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer brokers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

State securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this prospectus.

If you purchase shares of our common stock sold pursuant to this offering, you may not be able to resell the shares in a certain state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder’s ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of his investment.

If quoted, the price of our common stock may be volatile, which may substantially increase the risk that you may not be able to sell your shares at or above the price that you may pay for the shares.

Even if our shares are quoted for trading on the OTC Bulletin Board following this offering and a public market develops for our common stock, the market price of our common stock may be volatile. It may fluctuate significantly in response to the following factors:

•	variations in quarterly operating results;

•	our announcements regarding the achievement of milestones;

•	additions or departures of key personnel;

•	sales of common stock or termination of stock transfer restrictions;

•	changes in financial estimates by securities analysts, if any; and

•	fluctuations in stock market price and volume.

Your inability to sell your shares during a decline in the price of our stock may increase losses that you may suffer as a result of your investment.

Our President and Chairman of the Board beneficially owns a significant portion of our stock, and accordingly, may have control over stockholder matters, our business and management.

As of May 31, 2011 our President and Chairman of the Board, Andrew M. Listerman, beneficially owned 6,000,000 shares of our common stock, or approximately 75% of our issued and outstanding common stock. As a result, Mr. Listerman will have significant influence to:

•	elect or defeat the election of our directors;

•	amend or prevent amendment of our Certificate of Incorporation or bylaws;

•	effect or prevent a merger, sale of assets or other corporate transaction; and

•	affect the outcome of any other matter submitted to the stockholders for vote.

Moreover, because of the significant ownership position held by Mr. Listerman, new investors may not be able to effect a change in our business or management, and therefore, stockholders would have no recourse as a result of decisions made by management and the majority stockholders.

In addition, sales of significant amounts of shares held by Mr. Listerman, or the prospect of these sales, could adversely affect the market price of our common stock. Mr. Listerman’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

We arbitrarily determined the price of the shares of our common stock to be resold by the selling stockholders pursuant to this prospectus, and such price may not reflect the actual market price for the securities.

The initial offering price of $0.05 per share of common stock offered by the selling stockholders pursuant to this prospectus was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock that may develop in the trading market after this offering. The market price of the securities offered herein, if any, may decline below the initial public price at which our stock is quoted. Moreover, recently the stock markets have experienced extreme price and volume fluctuations which have disproportionately had a negative effect impact on smaller companies. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management’s attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

Because we do not intend to pay any dividends on our common stock, holders of our common stock must rely on stock appreciation for any return on their investment.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Accordingly, holders of our common stock will have to rely on stock appreciation, if any, to earn a return on their investment in our common stock.

Additional issuances of our securities may result in immediate dilution to existing stockholders.

We are authorized to issue up to 95,000,000 shares of common stock, $0.000001 par value per share, of which 8,000,000 shares of common stock are currently issued and outstanding, and 5,000,000 shares of blank check preferred stock, par value $0.000001, of which none are issued and outstanding.  Our Board of Directors has the authority to cause us to issue additional shares of common stock, and to determine the rights, preferences and privileges of our preferred stock, without consent of any of our stockholders. We may issue either common or preferred stock in connection with financing arrangements or otherwise. Any such issuances will result in immediate dilution to our existing stockholders’ interests, which will negatively affect the value of your shares.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Forward-looking statements are often identified by words like: “believe,” “expect,” “estimate,” “anticipate,” “intend,” “project” and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as “may,” “will,” “should,” “plans,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled Risk Factors beginning on page 7, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the “Management’s Discussion and Analysis of Financial Condition and Results of Operation” section beginning on page 33, and the section entitled “Our Business” beginning on page 24, as well as those discussed elsewhere in this prospectus.

These forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

TAX CONSIDERATIONS

We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. federal, state and any applicable foreign tax consequences relating to their investment in our securities.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling stockholders.

DETERMINATION OF THE OFFERING PRICE

There is no established public market for our shares of common stock. The offering price of $0.05 per share was determined by us arbitrarily. We believe that this price reflects the appropriate price that a potential investor would be willing to invest in our common stock at this initial stage of our development. This price bears no relationship whatsoever to our business plan, the price paid for our shares by our founder, our assets, earnings, book value or any other criteria of value. The offering price should not be regarded as an indicator of the market price, if any, of the common stock that may develop in the trading market after this offering, which is likely to fluctuate.

See “Plan of Distribution” beginning at page 20 for additional information.

MARKET FOR OUR COMMON STOCK

Market Information

There is no established public market for our common stock.

After the effective date of the registration statement of which this prospectus forms a part, we intend to try to identify a market maker to file an application with the Financial Industry Regulatory Authority, Inc., or FINRA, to have our common stock quoted on the OTC Bulletin Board. We will have to satisfy certain criteria in order for our application to be accepted. We do not currently have a market maker that is willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on the OTC Bulletin Board, or, even if quoted, a liquid or viable market may not materialize. There can be no assurance that an active trading market for our common stock will develop, or, if developed, that it will be sustained.

We have issued 8,000,000 shares of our common stock since our inception on November 23, 2010. There are no outstanding options or warrants or securities that are convertible into shares of common stock.

Holders

We had 34 holders of record of our common stock as of May 31, 2011.

Securities Authorized for Issuance under Equity Compensation Plans

We have not established any compensation plans under which equity securities are authorized for issuance.

DIVIDEND POLICY

We have not paid any dividends since our inception and do not anticipate the payment of dividends in the foreseeable future. At present, our policy is to retain earnings, if any, to develop and market our business. The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements, and operating financial conditions.

DILUTION

The shares of common stock to be sold by the selling stockholders are shares that are currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders as a result of the offering by the selling stockholders pursuant to this prospectus.

SELLING STOCKHOLDERS

The selling stockholders named in this prospectus are offering 2,000,000 shares of common stock offered through this prospectus. The selling stockholders acquired their securities between March 2011 to April 2011, through a private placement of our common stock effected pursuant to Regulation D and Regulation S of the Securities Act of 1933, as amended (the “Securities Act”), thus exempting such offering from the registration requirements of the Securities Act.

The following table provides as of May 31, 2011, information regarding the beneficial ownership of our common stock held by the selling stockholders, including:

1.	The number and percentage of shares beneficially owned prior to this offering;

2.	The total number of shares to be offered hereby; and

3.	The total number and percentage of shares that will be beneficially owned upon completion of this offering.

All expenses incurred with respect to the registration of the offering by the selling stockholders of these shares of common stock (other than transfer taxes) will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling stockholders in connection with the sale of such shares.

The common stock beneficially owned have been determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this prospectus. All information contained in the table below is based upon information provided to us by the selling stockholders and we have not independently verified this information. The selling stockholders are not making any representation that any common stock covered by this prospectus will be offered for sale. The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the common stock covered hereby.

For purposes of this table, beneficial ownership is determined in accordance with the SEC rules, and includes investment power with respect to common stock and common stock owned pursuant to warrants or options exercisable within 60 days, if applicable. Except as indicated below, the selling stockholders are not the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities.

We may require the selling stockholders to suspend the sales of the common stock offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

None of the selling stockholders:

(i)	has had a material relationship with us or any of our affiliates other than as a stockholder at any time within the past three years;
(ii)	served as one of our officers or directors; nor
(iii)	is a registered broker-dealer or an affiliate of a broker-dealer.

Name of Selling Stockholder	Beneficial Ownership Prior to this Offering(1)		Number of Shares Being Offered	Beneficial Ownership After Offering
	Number of Shares	Percent(2)		Number of Shares	Percent(2)
Mario Saab	37,500	0.47%	37,500	0	0.0%
Kiera Nunn	25,000	0.31%	25,000	0	0.0%
Joseph Adams	50,000	0.63%	50,000	0	0.0%
Thomas Cooley	37,500	0.47%	37,500	0	0.0%
Sarah Murrant	37,500	0.47%	37,500	0	0.0%
Evan White	50,000	0.63%	50,000	0	0.0%
Alfred Seaman	50,000	0.63%	50,000	0	0.0%
Oliver Brown	37,500	0.47%	37,500	0	0.0%
Sarah Adams	25,000	0.31%	25,000	0	0.0%
Michael Coolican	50,000	0.63%	50,000	0	0.0%
Michael Quackenbush	50,000	0.63%	50,000	0	0.0%
Justin Rushdi	37,500	0.47%	37,500	0	0.0%
Jocelyn McIsaac	25,000	0.31%	25,000	0	0.0%
Adam Secord	25,000	0.31%	25,000	0	0.0%
Catherine Corne	75,000	0.94%	75,000	0	0.0%
Robert Todd	375,000	4.69%	375,000	0	0.0%
Scott Mitmesser	25,000	0.31%	25,000	0	0.0%
Jack Ebel	25,000	0.31%	25,000	0	0.0%
Carrie Valentine	25,000	0.31%	25,000	0	0.0%
Josh Richardson	25,000	0.31%	25,000	0	0.0%
David Sharp	25,000	0.31%	25,000	0	0.0%
Harold Rodus	25,000	0.31%	25,000	0	0.0%
Doug Rhodus	25,000	0.31%	25,000	0	0.0%
Randall Logsdon	25,000	0.31%	25,000	0	0.0%
James Knight	25,000	0.31%	25,000	0	0.0%
Lisa Mudd	25,000	0.31%	25,000	0	0.0%
Todd Mitmesser	25,000	0.31%	25,000	0	0.0%
Phillip T. Wilson	25,000	0.31%	25,000	0	0.0%
Don Lane	50,000	0.63%	50,000	0	0.0%
Kevin Kruer	25,000	0.31%	25,000	0	0.0%
Bethany Todd	325,000	4.06%	325,000	0	0.0%
Henry Ray	25,000	0.31%	25,000	0	0.0%
Matthew Wagner	287,500	3.59%	287,500	0	0.0%
TOTAL	2,000,000	24,99%	2,000,000	0	0.0%
___________
*	Represents less than 1%

(1)
The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table.  The numbers in this table assume that the selling stockholders will not sell shares of common stock not being offered pursuant to this prospectus or purchase additional shares of common stock, and assumes that all shares offered are sold.

(2)	Applicable percentage of ownership is based on 8,000,000 shares of common stock outstanding as of May 31, 2011.

PLAN OF DISTRIBUTION

This prospectus relates to the registration of 2,000,000 shares of our common stock on behalf of the selling stockholders named herein.

Each selling stockholder may sell some or all of his, her or its common stock at a fixed price of $0.05 per share until our common stock is quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Sales by the selling stockholders must be made at the fixed price of $0.05 until a market develops for our common stock.

The common stock may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers or dealers who act solely as agents. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary broker transactions, which may include long or short sales;

•	transactions involving cross or block trades on any securities or market where our common stock is trading;

•	purchases by brokers or dealers as principal and resale by such purchasers for their own accounts pursuant to this prospectus;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	privately negotiated transactions;

•	at the market to or through market makers or into an existing market for the shares;

•	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise);

•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents; or

•	any combination of the foregoing.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any broker, dealer or agent relating to the sale or distribution of the shares. We do not anticipate that either our selling stockholders or we will engage an underwriter in the selling or distribution of our shares.

We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $25,000.

The selling stockholders named in this prospectus must comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in their offer and sale of their shares of common stock. The selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be underwriters, they must comply with applicable laws and may among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus from time to time, as may be required by such broker or dealer, and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities permitted under the Exchange Act.

Any commissions received by broker-dealers and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

State Securities - Blue Sky Laws

Transfer of our common stock may be restricted under the securities regulations or laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the Blue Sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state Blue Sky-law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the shares of our common stock for an indefinite period of time.

Regulation M

We have informed the selling stockholders that Regulation M promulgated under the Exchange Act may be applicable to them with respect to any purchase or sale of our common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the shares or any right to purchase the shares, for a period of one business day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits the selling stockholders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing our common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. None of these persons may effect any stabilizing transaction to facilitate any offering at the market. As the selling stockholders will be offering and selling our common stock at the market, Regulation M will prohibit them from effecting any stabilizing transaction in contravention of Regulation M with respect to the shares.

We also have advised the selling stockholders that they should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Regulation M may prohibit the selling stockholders from covering short sales by purchasing shares while the distribution is taking place, despite any contractual rights to do so. We have advised the selling stockholders that they should consult with their own legal counsel to ensure compliance with Regulation M.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 95,000,000 shares of common stock, par value $0.000001 per share.

The holders of our common stock:

•	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

•	Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	Do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•	Are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

The shares of common stock are not subject to any future call or assessment and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the common shares and they all rank at equal rate or pari passu, each with the other, as to all benefits, which might accrue to the holders of the common shares. All registered stockholders are entitled to receive a notice of any general annual meeting to be convened by our Board of Directors.

At any general meeting, subject to the restrictions on joint registered owners of common shares, on a showing of hands every stockholder who is present in person and entitled to vote has one vote, and on a poll every stockholder has one vote for each share of common stock of which he is the registered owner and may exercise such vote either in person or by proxy. To the knowledge of our management, at the date hereof, our officer and directors are the only persons to exercise control, directly or indirectly, over more than 10% of our outstanding common shares. See “Security Ownership of Certain Beneficial Owners and Management.”

We refer you to our Certificate of Incorporation and Bylaws, copies of which were filed with the registration statement of which this prospectus is a part, and to the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of our securities.

As of May 31, 2011, there were 8,000,000 shares of our common stock issued and outstanding.

Options, Warrants and Rights

There are no outstanding options, warrants, or similar rights to purchase any of our securities.

Preferred Stock

We are authorized to issue 5,000,000 shares of blank check preferred stock, par value $0.000001. As of May 31, 2011 there were no preferred shares issued and outstanding. Preferred stock may be issued from time to time in one or more series, each of such series to consist of such number of shares and to have such terms, rights, powers and preferences, and the qualifications and limitations as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by our Board of Directors, subject to the limitations prescribed by law and in accordance with the provisions of our Certificate of Incorporation.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into our business.

Transfer Agent

The transfer agent and registrar for our common stock is Action Stock Transfer. Their telephone number is (801) 274-1088. The transfer agent is responsible for all record keeping and administrative functions in connection with our issued and outstanding common stock.

SHARES ELIGIBLE FOR FUTURE SALE

There is no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

We currently have outstanding an aggregate of 8,000,000 shares of our common stock. Of these shares, upon effectiveness of the registration statement of which this prospectus forms a part, the 2,000,000 shares covered hereby will be freely transferable without restriction or further registration under the Securities Act.

The remaining 6,000,000 restricted shares of common stock to be outstanding are owned by our officer and directors, known as our “affiliates,” and may not be resold in the public market except in compliance with the registration requirements of the Securities Act under an exemption from registration under Rule 144 under the Securities Act or in compliance with Rule 144 as promulgated under the Securities Act.

Rule 144

In general, under Rule 144 as currently in effect, a person who is not one of our affiliates and who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell the common stock held by such person, subject to the continued availability of current public information about us (which current public information requirement is eliminated after a one-year holding period).

A person who is one of our affiliates, or has been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell his or her securities, provided that he or she sells an amount that does not exceed 1% of the number of shares of our common stock then outstanding (or, if our common stock is listed on a national securities exchange, the average weekly trading volume of the shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale), subject to the continued availability of current public information about us, compliance with certain manner of sale provisions, and the filing of a Form 144 notice of sale if the sale is for an amount in excess of 5,000 shares or for an aggregate sale price of more than $50,000 in a three-month period.

Rule 144 is not available for resales of restricted securities of shell companies or former shell companies until one year elapses from the time that such company is no longer considered a shell company.

EXPERTS

The financial statements included in this prospectus, and in the registration statement of which this prospectus is a part, have been audited by Li & Company, PC an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the us, nor was any such person connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

LEGAL REPRESENTATION

The validity of the issuance of the common stock offered hereby will be passed upon for us by Gersten Savage LLP 600, Lexington Avenue, New York, New York 10022, included in the opinion letter filed as an exhibit to the registration statement of which this prospectus forms a part.

OUR BUSINESS

OVERVIEW

We were incorporated in the state of Delaware on November 23, 2010 for the purpose of creating and managing trips to destination locations for youth sports teams.

Our offices are currently located at 809 Heavenly Lane, Cincinnati, OH 45238. Our telephone number is 513-252-1577. Our website is http://www.primetimetravelsports.com which contains basic information. The information that is or will be contained on our website does not form a part of the registration statement of which this prospectus is a part.

OUR INDUSTRY

The travel industry is among the largest industries in the U.S., with total annual bookings of approximately $704.4 billion in 2009 according to the U.S. Travel Association.  Air transportation, lodging and car rentals account for a majority of these travel expenditures, representing approximately 51%, 32% and 8%,  respectively, of total travel bookings in 2009. Our industry is comprised of large national chains such as Expedia.com, Orbitz.com, Hotels.com, as well as smaller companies, including those which focus on providing and managing trips for youth sports teams, such as Basketball Travelers, Inc., Travel International Sports, Proball Tours, Sports Authority WYBT and Costa Rica Sports Tours. The American Society of Travel Agents (“ASTA”), one of the largest associations of travel professionals, reports 25,000 members in 135 countries, most of whom are small businesses. The ASTA website (http://www.asta.org) provides insight as to what is transpiring in the travel industry.

The sale of travel products online is rapidly gaining consumer acceptance. Travel is the largest consumer spending category on the Internet with over $115 billion in gross travel bookings in 2009, according to Forrester Research. Consumers purchase travel products over the Internet because it provides a convenient and efficient way to compare and book travel options. In addition, delivery and confirmation of the travel product purchased can be made almost instantaneously through an e-mail sent to the consumer. The Internet also permits suppliers to employ targeted marketing strategies in order to optimize bookings and revenues.

DESCRIPTION OF BUSINESS AND PRODUCTS OFFERED

We are engaged in the business of creating and managing trips to destination locations for youth sports teams. Our objective is to become profitable as a leading internationally recognized provider of youth sports travel products, by leveraging innovative technology and strong supplier relationships to present the broadest selection of low fares and rates and providing a superior customer experience.

We organize all aspects of the annual tours including flights, hotels, meals, ground transportation and local competition. Our current offers include services primarily in relation to basketball teams; however, our ultimate objective is to branch out with additional sports and include foreign teams at U.S. tournaments.

While previous destinations have included overseas tours to Europe and Kona Hawaii, we intend to expand globally to other countries in Europe, Asia and Australia.

As part of our business plan, we plan on establishing long term relationships with providers of travel-related products and services. We are evaluating a few airlines that will serve as our primary ticket providers. Our ultimate decision on which airline(s) to affiliate will be based on several factors, the most critical one being  a flexible  change/cancellation policy on tickets that may be  held by us or our clients. Other factors such as schedules to popular destinations among our clientele or likely clientele as well as pricing will also be important considerations in selecting our airline partner(s). We also plan to establish long-standing relationships with hotel partners in order to enable us to receive competitive rates.

In addition, we plan to increase our sales and customer base by cost-effectively acquiring new customers and increasing our market share in the sports travel industry.  Our current expectation is that sales will primarily be driven by affiliations with individual schools as they generate greater participation for our tours through friends of individuals who have used our tour packages, teammates of individuals who have used our tour packages in other instances, and similar expansion through network marketing and word of mouth.  The strategy for our on-line component is to generate greater awareness for our tours through our website and also to create a greater ease of registration and payment for our participants.

Pricing

Our pricing strategy will be determined by market standards and compete with the existing service providers. We will attempt to maintain margins of 10% on airline travel and of anywhere between 10% and 20% on all other products and services, such as hotel and land transportation services.

PRODUCT DEVELOPMENT TIMELINE

During the next 12-month period, we will focus on business development and executing the initial stage of our marketing effort. We will also be further developing our “information only” website. We will seek to increase our customer base by cost-effectively acquiring new customers and increasing our market share in the rapidly growing online travel industry.

In the third quarter of 2011, we will continue to focus on marketing the 2011-2012 academic school/sports season tour (“2011 Tour”). We expect that the projected marketing costs will be approximately $750.00.

In the fourth quarter of 2011, we will seek to attract additional participants to the 2011 Tour. We expect that the projected marketing costs will be approximately $500.00.

The initial focus immediately following the 2011 tour will be to expose potential future participants to the benefits of the tours. We will post photos, videos and testimonials from the 2011 Trip online on our website and implement a digital campaign through email and other online social networks to reach as many potential customers as possible.  We will explore the feasibility of offering an “early bird” special for the 2012 tour during the third quarter of 2011. During the fourth quarter of 2011, we will utilize our wide network of contacts in the high school coaching ranks to publicize the 2012 tour with advertising in season programs at schools throughout the region and at holiday tournaments held in December and January. We will also continue to promote our online component with e-blasts and continued promotion of our webpage through all promotional avenues.

In the first quarter of 2012, we will begin to finalize the development of our online presence and expand our marketing initiatives. We expect that the projected marketing costs will be approximately $500.00 and the projected costs associated with our online component will be approximately $1,150.

In the second quarter of 2012, we will seek to launch our new website and fully activate our marketing plan heading into 2012. We expect that the projected marketing costs will be approximately $1,000 and the projected costs associated with our online component will be approximately $800.00.

We can offer no assurance that we will be successful in developing and offering our services.  Any number of factors may impact our ability to develop our products and services, including our ability to obtain financing if and when necessary; the availability of skilled personnel; market acceptance of our services, if they are developed; and our ability to gain market share.  Our business will fail if we cannot successfully implement our business plan or if we cannot develop or successfully market our products and services.

COMPETITION AND COMPETITIVE STRATEGY

The travel market is rapidly evolving and intensely competitive, and we expect competition to increase. We compete with a variety of companies with respect to the products that we offer, including: (i) other online travel companies such as Travelocity.com, Expedia.com, Trip.com etc.; (ii) consolidators and wholesalers of airline tickets and other travel products, including shopping clubs and online consolidators such as Cheaptickets.com, Hotwire, priceline.com, Hotels.com and TravelWeb; (iii) local, regional, national and international traditional travel agencies; and (iv) operators of global distribution systems (“GDS”), which control the computer systems through which travel reservations historically have been booked.

We compete on the basis of ease of use, customer satisfaction, price, availability of product type or rate, service, amount and accessibility of information and breadth of products offered. As the demand for online travel products grows, we believe that the range of companies involved in the online travel products industry, including traditional travel agencies, travel industry information providers, online portals and e-commerce providers, will increase their efforts to develop products that compete with our website. Many travel suppliers, such as airlines, lodging, car rental companies and cruise operators, also offer and distribute travel products, including products from other travel suppliers, directly to the consumer through their own websites. We believe that our comprehensive service offerings, innovative technology and focused customer support will continue to help us compete effectively in the travel products market for youth sports teams. However, we cannot assure you that our online operations will continue to compete successfully with any current or future competitors.

Prime Time Travel plans to separate itself from its competition by targeting youth sports participants directly and creating unique competition tours. We will utilize a wide network of contacts within the youth sports community, including high school and middle school coaches, to directly target potential customers.

While we believe that we are the only youth sports tour company in our region, we intend to differentiate ourselves from other similar companies throughout the country (such as Travel International Sports, Basketball Travelers, Proball Tours, Sports Authority WYBT and Costa Rica Sports Tours), by offering a more personalized service. We place great emphasis on testimonials from former participants as a demonstration of the experience we provide.

MARKETING & SALES STRATEGY

We intend to pursue a marketing campaign through direct e-mail messages to high school and middle school coaches in our region and through summer youth camps that we have long-standing relationships with.

Our marketing strategy will also focus on using one of the top-ranked Internet search engines, Google, to drive traffic to our own web site. We plan to take advantage of the well-established Google Adwords marketing program http://www.google.com/intl/en/ads that combines the placement of online ads on the search result pages of Internet users. Google uses an advertising methodology referred to as cost-per-click (“CPC”) in its Adwords program. Using this strategy will allow us to design our own ads, select target locations such as a city or state and use keywords in our ads. A keyword is a word that is used by an Internet user who is performing an online search to find out information on a specific topic. Our primary target market is focused on Internet users who already buy trips online. We plan to work with the web site development contractor to come up with a series of meta-tags for each of the pages of the web site. Meta-tags are keywords that are added to a web page to make it easier to find that specific web page by search engines, web browser software and other applications. The information is not intended to be seen by the casual Internet user. Search engines like Google and Yahoo are designed to seek out these keywords when someone is doing an Internet search for a specific topic. By including meta-tags such as “sports”, “travel”, “youth”, “basketball” “all star” “international” and “destination”, we will be able to help drive more traffic to our web site. As our business begins to gain customers and become known in the industry we plan to conduct our own online survey questionnaires from the home page of our web site.

Sales Revenue

Our revenues will be derived principally from sales of tour packages to youth sports teams. While we expect a considerable percentage of our fees to be originated by online sales, we anticipate that the majority of our fees will be driven by returning participants and affiliated schools.

SOURCES AND AVAILABILITY OF PRODUCTS AND SUPPLIES

We believe there are no constraints on the sources or availability of products and supplies related to the development of our business. However, any interruption in these, or other, third-party services or deterioration in their performance could impair the quality of our service and we cannot be certain of the financial viability of all of the third parties on which we rely.

PATENTS, TRADEMARKS AND LICENSES

Third parties may claim that we have infringed upon or misappropriated their proprietary rights. Although no litigation relating to such claims has arisen to date, such a claim and any resultant litigation could subject us to significant liability for damages. In addition, even if we prevail, the litigation could be time consuming and expensive to defend and could affect our business materially and adversely. Any claims or litigation from third parties may also limit our ability to use various patented business and data processes and hardware systems, service marks, trademarks, copyrights, trade secrets and other intellectual property subject to these claims or litigation, unless we enter into license agreements with the third parties. However, these agreements may be unavailable on commercially reasonable terms or not available at all. Furthermore, the validity of any patents that we may receive in the future may be challenged if such patents are asserted against third parties. There are no inherent factors or circumstances associated with this industry, or any of the products or services that we expect to be providing that would give rise to any patent, trademark or license infringements or violations.  We have not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions. We do not own, either legally or beneficially, any patents or trademarks, nor do we intend to apply for any in the near future.

EFFECT OF EXISTING OR PROBABLE GOVERNMENT REGULATION

We must comply with laws and regulations relating to our sales activities, including those prohibiting unfair and deceptive practices and those requiring us to register as a seller of travel products.

RESEARCH AND DEVELOPMENT ACTIVITIES AND COSTS

We have not incurred any research and development costs to date. We have plans to undertake certain research and development activities during the next 12 months related to the development of our website of approximately $1,950.

EMPLOYEES

We have commenced only limited operations, and therefore currently have no employees beyond our President.  We will consider retaining full-time management, marketing, sales support and administrative support personnel as our business and operations increase.

As our business and operations increase, we plan to hire full time management and administrative support personnel.

DESCRIPTION OF PROPERTY

We do not own interest in any real estate property. We are currently operating out of the premises of our President, who has agreed to provide such space to us at no charge for the next 12 months. We consider our current principal office arrangement to be adequate and will reassess our needs based upon the future growth of the Company.

REPORTS TO STOCKHOLDERS

We are not currently a reporting company, but upon effectiveness of the registration statement of which this prospectus forms a part, we will be required to file reports with the SEC pursuant to the Exchange Act. These reports include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You may obtain copies of these reports from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10 A.M. to 3 P.M. or on the SEC’s website, at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

We will also make these reports available on our website once our website is completed and launched.

LEGAL MATTERS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officer or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest. Our address for service of process is Vcorp Services, LLC 1811 Silverside Road, Wilmington, Delaware 19810, County of New Castle.

MANAGEMENT

The name, age and position of each of our current directors and executive officers are as follows:

Name	Age	Position
Andrew M. Listerman	35	President and Chairman of the Board of Directors
Jon D. Albaugh	32	Director and Secretary

Andrew M. Listerman -  Mr. Listerman is the founder of Prime Time Travel, Inc. and has served as our President and Chairman of the Board of Directors since our inception. Since 2007 Mr. Listerman has been employed as a business teacher at the Elder High School in Cincinnati, OH. He has been involved in the sports industry as an athletic director as well as an assistant boys’ basketball coach in several schools, including Elder High School (2007-present), Lexington Catholic High School (June 2006-August 2007, June 2002-June 2006, August 2001-June 2002, August 2001-June 2002), Covington Catholic High School (July 2000-June 2001) and Northern Kentucky University (August 1998-April 1999). He obtained a Master of Education in Sports Administration from Xavier University in 2000 and a Bachelor of Science in Business Education from Northern Kentucky University in 1999.

Jon D. Albaugh  -  Mr. Albaugh has served as our Director and Secretary since our inception. Since 2006, Mr. Albaugh has been employed by Lagardere Unlimited where he provides consulting services as senior events manager. He has consulted in the sports industry as an administrative assistant as well as an assistant boys’ basketball coach at Lexington Catholic High School (2000-2006). He obtained his Bachelor of Business Administration degree from the University of Kentucky in 2002.

Board Composition

Our Bylaws provide that the Board of Directors shall consist of at least two natural persons, and that our stockholders may, by resolution, change amend our Bylaws to change the number of directors. Each director serves for a term that expires until the next annual meeting of stockholders and until his successor shall have been elected and qualified, or until his earlier resignation, removal from office, or death.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee “financial expert.” As such, our entire Board of Directors acts as our audit committee and handles matters related to compensation and nominations of directors.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors, one of whom also serves as an officer of the Company. Thus, there is an inherent conflict of interest.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” Our determination of independence of directors is made using the definition of “independent director” contained in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market (“NASDAQ”), even though such definitions do not currently apply to us because we are not listed on NASDAQ. We have determined that neither Mr. Andrew M. Listerman or Mr. Jon D. Albaugh currently meet the definition of “independent” as a result of their current position as our executive officers.

Significant Employees

We have no significant employees other than the officer described above.

Involvement in Certain Legal Proceedings

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last five years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

Stockholder Communications with the Board

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the Board of Directors, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

EXECUTIVE COMPENSATION

We have not paid since our inception, nor do we owe, any compensation to current or former officers for their services. We have not entered into any arrangements or employment agreements with our current officers and we do not anticipate entering into any such arrangements or agreements with them or any future officer in the foreseeable future.

Outstanding Equity Awards at 2010 Fiscal Year-End

We do not currently have a stock option plan nor any long-term incentive plans that provide compensation intended to serve as an incentive for performance. No individual grants of stock options or other equity incentive awards have been made to our officers or directors since our inception; accordingly, none were outstanding at December 31, 2010.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There are currently no employment or other contracts or arrangements with our officers. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers that would result from their resignation, retirement or other termination. There are no arrangements for our officers that would result from a change-in-control.

COMPENSATION OF DIRECTORS

We have not compensated our directors for their service on our Board of Directors since our inception. There are no arrangements pursuant to which directors will be compensated in the future for any services provided as a director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not entered into any other transaction, nor are there any proposed transactions, in which our directors and officers, or any significant stockholder, or any member of the immediate family of any of the foregoing, had or is to have a direct or indirect material interest.

Our officers and directors may be considered promoters of the Company due to their participation in and management of the business since our incorporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of May 31, 2011 for our officer and directors.  There is no other person or group of affiliated persons, known by us to beneficially own more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the persons identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws, and the address for each person listed in the table is c/o Prime Time Travel, Inc., 809 Heavenly Lane, Cincinnati, Ohio.

The percentage ownership information shown in the table below is calculated based on 8,000,000 shares of our common stock issued and outstanding as of May 31, 2011. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Common Stock	Andrew M. Listerman (President and Chairman of the Board)	6,000,000	75%
	Jon D. Albaugh (Director and Secretary)	0	0%
	All officers and directors as a group (2 persons)	6,000,000	75%

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our Company.

We do not have any issued and outstanding securities that are convertible into our common stock. Other than the shares covered by the registration statement of which this prospectus is a part, we have not registered any shares for sale by stockholders under the Securities Act. None of our stockholders are entitled to registration rights.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers or persons controlling us, we have been advised that it is the SEC’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion of our financial condition and results of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements and information relating to our business that reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties, including the risks in the section entitled Risk Factors beginning on page 7, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

These forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

Overview

We were incorporated in the state of Delaware on November 23, 2010.  We are a development stage company that has not generated any revenue and has had limited operations to date. From November 23, 2010 (inception) to March 31, 2011 we have incurred net losses of $613. As of March 31, 2011, we had total assets of $ 33,598 and total liabilities of $41,487. Based on our financial history since inception (November 23, 2010), our independent auditor has expressed substantial doubt as to our ability to continue as a going concern.

During the 12-month period, we will focus on product development and executing the initial stage of our marketing effort. We anticipate that revenues will be generated by selling trip packages to youth sports teams. We are currently generating revenues for the upcoming July 2011 trip to Hawaii.

We project total revenues of approximately $109,625.00 for the 2011 Tour comprised of approximately $106,225.00 from participant fees and approximately $3,400.00 from coaches’ fees.

Activities to date

A substantial portion of our activities to date has involved developing a business plan and establishing contacts and visibility in the marketplace.  Management has been preparing the conceptual design of the “information only web site” at www.primetimetravelsports.com. Management has also registered our web site domain name. Further, management has researched the market for computer servers and a web hosting service, and management has identified office space that it deems adequate, although no formal written agreements have been entered into.

Expenditures

Below is breakdown of our anticipated budget for the next twelve months following the date hereof:

	Q3 2011	Q4 2011	Q1 2012	Q2 2012	TOTAL
Legal / Accounting*	700.00	800.00	500.00	800.00	2,800.00
Marketing	750.00	500.00	500.00	1,000.00	2,750.00
Software Development	0.00	0.00	1,000.00	500.00	1,500.00
Server Hosting	0.00	0.00	150.00	300.00	450.00
Telephone	250.00	400.00	250.00	250.00	1,150.00
Technical Support Staff	N/A	N/A	N/A	N/A	N/A
Office Rental	0.00	0.00	2,500.00	2,500.00	5,000.00
Office Supplies	300.00	500.00	300.00	400.00	1,500.00
Miscellaneous Admin.	300.00	300.00	300.00	500.00	1,400.00
__________
* Does not include the anticipated legal and accounting fees to be incurred as a result of the Company becoming a reporting company with the SEC, currently estimated at $25,000.

Results of Operations

During the period from inception (November 23, 2010) to December 31, 2010, our operating expenses were primarily comprised of general and administrative expenses in the amount of $613.  For the period from inception to March 31, 2011, our operating expenses primarily consisted of professional fees in the amount of $15,449 and general and administrative expenses of $6,333.

At December 31, 2010, our assets solely consisted of cash in the amount of $6,825 and our liabilities were $7,432 consisting of $6,800 in customer deposits and $632 in accounts payable.  At March 31, 2011, our assets consisted solely of cash in the amount of $33,598 and our liabilities consisted of accounts payable in the amount of $607, customer deposits of $28,630 and the value of common stock to be issued in the amount of $12,250.  From the period since inception (November 23, 2010) to March 31, 2011, we have sustained losses of $21,782.

We currently anticipate that our legal and accounting fees will increase over the next 12 months as a result of becoming a reporting company with the SEC, which costs are estimated to be approximately $25,000.

Liquidity and Capital Resources

We are a development stage company with limited operating history. We have not generated any revenues. Accordingly, there is a limited operating history by which to evaluate the likelihood of our success or our ability to exist as a going concern.

We will require additional funding in order to continue operations beyond the first 12 months. If we do complete the implementation of our business plan, we may not be able to generate sufficient revenues to become profitable. We anticipate our company will experience substantial growth during the next two years. This period of growth and the start-up of the business are likely to be a significant challenge to us.  We may never secure any additional funding necessary to continue our operations.  At the present time, we have not made any arrangements to raise additional funds. If we need additional funds, we may seek to obtain additional funds through additional private placement(s) of equity or debt. We have no other financing plans at this time.

Going Concern Consideration

The report of our independent registered accounting firm expresses concern about our ability to continue as a going concern based on the absence of significant revenues, recurring losses from operations, and our need for additional financing in order to fund our projected loss in 2011.

Recently Issued Accounting Pronouncements

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-06 “Fair Value Measurements and Disclosures (Topic 820) Improving Disclosures about Fair Value Measurements”, which provides amendments to Subtopic 820-10 that requires new disclosures as follows:

1.           Transfers in and out of Levels 1 and 2. A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers.

2.           Activity in Level 3 fair value measurements. In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number).

This Update provides amendments to Subtopic 820-10 that clarify existing disclosures as follows:

1.           Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities.

2.           Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3.

This Update also includes conforming amendments to the guidance on employers' disclosures about postretirement benefit plan assets (Subtopic 715-20). The conforming amendments to Subtopic 715-20 change the terminology from major categories of assets to classes of assets and provide a cross reference to the guidance in Subtopic 820-10 on how to determine appropriate classes to present fair value disclosures. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.

In August 2010, the FASB issued ASU 2010-21, “Accounting for Technical Amendments to Various SEC Rules and Schedules: Amendments to SEC Paragraphs Pursuant to Release No. 33-9026: Technical Amendments to Rules, Forms, Schedules and Codification of Financial Reporting Policies” (“ASU 2010-21”), was issued to conform the SEC’s reporting requirements to the terminology and provisions in ASC 805, Business Combinations, and in ASC 810-10, Consolidation. ASU No. 2010-21 was issued to reflect SEC Release No. 33-9026, “Technical Amendments to Rules, Forms, Schedules and Codification of Financial Reporting Policies,” which was effective April 23, 2009. The ASU also proposes additions or modifications to the XBRL taxonomy as a result of the amendments in the update.

In August 2010, the FASB issued ASU 2010-22, “Accounting for Various Topics: Technical Corrections to SEC Paragraphs” (“ASU 2010-22”), which amends various SEC paragraphs based on external comments received and the issuance of SEC Staff Accounting Bulletin (SAB) No. 112, which amends or rescinds portions of certain SAB topics.  The topics affected include reporting of inventories in condensed financial statements for Form 10-Q, debt issue costs in conjunction with a business combination, sales of  stock by subsidiary, gain recognition on sales of business, business combinations prior to an initial public offering, loss contingent and liability assumed in business combination, divestitures, and oil and gas exchange offers.

In December 2010, the FASB issued the FASB Accounting Standards Update No. 2010-28 “Intangibles—Goodwill and Other (Topic 350): When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts” (“ASU 2010-28”).Under ASU 2010-28, if the carrying amount of a reporting unit is zero or negative, an entity must assess whether it is more likely than not that goodwill impairment exists. To make that determination, an entity should consider whether there are adverse qualitative factors that could impact the amount of goodwill, including those listed in ASC 350-20-35-30. As a result of the new guidance, an entity can no longer assert that a reporting unit is not required to perform the second step of the goodwill impairment test because the carrying amount of the reporting unit is zero or negative, despite the existence of qualitative factors that indicate goodwill is more likely than not impaired. ASU 2010-28 is effective for public entities for fiscal years, and for interim periods within those years, beginning after December 15, 2010, with early adoption prohibited.

In December 2010, the FASB issued the FASB Accounting Standards Update No. 2010-29 “Business Combinations (Topic 805): Disclosure of Supplementary Pro Forma Information for Business Combinations” (“ASU 2010-29”). ASU 2010-29 specifies that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments in this Update also expand the supplemental pro forma disclosures under Topic 805 to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amended guidance is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

WHERE YOU CAN GET MORE INFORMATION

In accordance with the Securities Act of 1933, we are filing with the SEC a registration statement on Form S-1, of which this prospectus is a part, covering the securities being offering by the selling stockholders. As permitted by rules and regulations of the SEC, this prospectus does not contain all of the information set forth in the registration statement. For further information regarding both our Company and our common stock, we refer you to the registration statement, including all exhibits and schedules, which you may inspect without charge at the public reference facilities of the SEC’s Washington, D.C. office, 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10 A.M. and 3 P.M., and on the SEC Internet site at www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330.

FINANCIAL STATEMENTS

PRIME TIME TRAVEL, INC.
(A Development Stage Company)
Index to Financial Statements

For the Period from November 23, 2010
(Inception) to December 31, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of
Prime Time Travel, Inc.
(A development stage company)
Cincinnati, Ohio

We have audited the accompanying balance sheet of Prime Time Travel, Inc. (a development stage company) (the “Company”), as of December 31, 2010 and the related statements of operations, stockholder’s deficit and cash flows for the period from November 23, 2010 (inception) through December 31, 2010.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining on a test basis, evidence supporting the amount and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2010, and the related statements of operations, stockholder’s deficit and cash flows for the period from November 23, 2010 (inception) through December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has a deficit accumulated during the development stage at December 31, 2010 and had a net loss and net cash used in operating activities for the period from November 23, 2010 (inception) through December 31, 2010, respectively with no revenue earned since inception, all of which raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Li & Company, PC
Li & Company, PC
Skillman, New Jersey
June 3, 2011

Prime Time Travel, Inc.
(A Development Stage Company)
Balance Sheet

December 31, 2010
ASSETS
Current assets:
Cash	$6,825
Total current assets	6,825

Total assets	$6,825

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Accounts payable	$632
Customer deposits	6,800
Total current liabilities	7,432

Stockholder’s Deficit:
Preferred stock, par value $.000001, 5,000,000 authorized, none issued and outstanding	-
Common stock, par value $.000001, 95,000,000 authorized, 6,000,000 shares issued and outstanding	6
Deficit accumulated during the development stage	(613)
Total stockholders' deficit	(607)
Total liabilities and stockholder’s deficit	$6,825

See accompanying notes to the financial statements.

Prime Time Travel, Inc.
(A Development Stage Company)
Statement of Operations

For the Period From November 23, 2010 (Inception) through December 31, 2010

Revenues:	$-

Operating expenses:
General and administrative	613
Operating loss before income taxes	(613)

Income tax provision	-

Net loss	$(613)

Net loss per common share - basic and diluted	$(0.00)

Weighted average number of common shares outstanding - basic and diluted	2,684,211

See accompanying notes to the financial statements.

Prime Time Travel, Inc.
(A Development Stage Company)
Statement of Stockholder’s Deficit
For the Period from November 23, 2010 (Inception) through December 31, 2010

	Common Stock		Deficit Accumulated During the Development	Total Stockholder’s
	Shares	Amount	Stage	Deficit

Balance, November 23, 2010 (Inception)	-	$-	$-	$-
Common stock issued to president as compensation on December 15, 2010 at par value of $0.000001	6,000,000	6		6
Net loss			(613)	(613)
Balance, December 31, 2010	6,000,000	$6	$(613)	$(607)

See accompanying notes to the financial statements.

Prime Time Travel, Inc.
(A Development Stage Company)
Statement of Cash Flows

For the Period From November 23, 2010 (Inception) through December 31, 2010

Cash flows from operating activities:
Net loss	$(613)
Adjustments to reconcile net loss to net cash provided by operating activities:
Common stock issued as compensation	6
Changes in operating assets and liabilities:
Accounts payable	632
Customer deposits	6,800
Net cash provided by operating activities	6,825

Net change in cash	6,825
Cash at beginning of period	-
Cash at end of period	$6,825

Supplemental disclosures: Cash paid for
Interest	$-
Income taxes	$-

See accompanying notes to the financial statements.

Prime Time Travel, Inc.
(A Development Stage Company)
December 31, 2010
Notes to the Financial Statements

1) ORGANIZATION

Prime Time Travel, Inc. a development stage company, (the “Company”), was incorporated on November 23, 2010 in the State of Delaware.  Initial operations have included organization and incorporation, target market identification, new product development, marketing plans, and capital formation.  A substantial portion of the Company’s activities has involved developing a business plan and establishing contacts and visibility in the marketplace.  The Company has generated no revenues since inception.

The Company is a sports travel company that creates and manages trips to destination locations for youth sports teams.  The Company organizes all aspects of annual tours, including flights, hotels, meals, ground transportation and local competition.  The Company anticipates providing these services to accommodate tours domestically and internationally.

2) SUMMARY OF  ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

DEVELOPMENT STAGE COMPANY

The Company is a development stage company as defined by section 810-10-20 of the FASB Accounting Standards Codification. The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of the Company’s exploration stage activities.

USE OF ESTIMATES

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

CASH EQUIVALENTS

The company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts payable, and customer deposits approximate their fair values because of the short maturity of these instruments.

REVENUE RECOGNITION

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

INCOME TAXES

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.  Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

NET LOSS PER COMMON SHARE

Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.  Diluted net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period.

There were no potentially dilutive shares outstanding as of December 31, 2010.

COMMITMENTS AND CONTINGENCIES

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

CASH FLOWS REPORTING

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

SUBSEQUENT EVENTS

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-06 “Fair Value Measurements and Disclosures (Topic 820) Improving Disclosures about Fair Value Measurements”, which provides amendments to Subtopic 820-10 that requires new disclosures as follows:

1. Transfers in and out of Levels 1 and 2. A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers.
2. Activity in Level 3 fair value measurements. In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number).

This Update provides amendments to Subtopic 820-10 that clarify existing disclosures as follows:

1. Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities.

2. Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3.

This Update also includes conforming amendments to the guidance on employers' disclosures about postretirement benefit plan assets (Subtopic 715-20). The conforming amendments to Subtopic 715-20 change the terminology from major categories of assets to classes of assets and provide a cross reference to the guidance in Subtopic 820-10 on how to determine appropriate classes to present fair value disclosures. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.

In December 2010, the FASB issued the FASB Accounting Standards Update No. 2010-28 “Intangibles—Goodwill and Other (Topic 350): When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts” (“ASU 2010-28”).Under ASU 2010-28, if the carrying amount of a reporting unit is zero or negative, an entity must assess whether it is more likely than not that goodwill impairment exists. To make that determination, an entity should consider whether there are adverse qualitative factors that could impact the amount of goodwill, including those listed in ASC 350-20-35-30. As a result of the new guidance, an entity can no longer assert that a reporting unit is not required to perform the second step of the goodwill impairment test because the carrying amount of the reporting unit is zero or negative, despite the existence of qualitative factors that indicate goodwill is more likely than not impaired. ASU 2010-28 is effective for public entities for fiscal years, and for interim periods within those years, beginning after December 15, 2010, with early adoption prohibited.

In December 2010, the FASB issued the FASB Accounting Standards Update No. 2010-29 “Business Combinations (Topic 805): Disclosure of Supplementary Pro Forma Information for Business Combinations” (“ASU 2010-29”). ASU 2010-29 specifies that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments in this Update also expand the supplemental pro forma disclosures under Topic 805 to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amended guidance is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

3) STOCKHOLDER’S DEFICIT

AUTHORIZED STOCK

The Company has authorized 95,000,000 of common shares with a par value of $.000001 per share.  Each share entitles the holder to one vote, in person or proxy, on any matter on which action of the shareholder of the Company is sought.

The Company has authorized 5,000,000 preferred shares with a par value of $.000001 per share.

Common stock

On December 15, 2010, the Company issued 6,000,000 shares of its common stock to its president as compensation. The stock was valued at its par value of $0.000001 or $6.

4) RELATED PARTY TRANSACTIONS

The Company is provided the office space by an officer of the Company without cost. The management determined that such cost is nominal and did not recognize rent expense in its financial statements.

5) INCOME TAXES

Deferred tax assets

At December 31, 2010, the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $613 that may be offset against future taxable income through 2030.  No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company’s net deferred tax assets of approximately $208 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance of $208.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards.  The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realization.  The valuation allowance increased approximately $208 for the period ended December 31, 2010.

Components of deferred tax assets at December 31, 2010 are as follows:

Net deferred tax assets – Non-current:

Expected income tax benefit from NOL carry-forwards	$208
Less valuation allowance	(208)
Deferred tax assets, net of valuation allowance	$-

Income taxes in the statement of operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage   of income before income taxes is as follows:

Federal statutory income tax rate	34.0%
Change in valuation allowance on net operating loss carry-forwards	(34.0)%
Effective income tax rate	0.0% %

6)     SUBSEQUENT EVENTS

Management has evaluated all events that occurred after the balance sheet date through the date when these financial statements were issued to determine if they must be reported. The Management of the Company has determined that there were reportable subsequent events to be disclosed.

From March 14, 2011 through April 21, 2011, the Company sold 2,000,000 shares of its common stock at $0.02 per share to 33 individuals for a total of $40,000.

PRIME TIME TRAVEL, INC.
(A Development Stage Company)

Index to Financial Statements

For the Three Month Period Ending March 31, 2011
and from November 23, 2010
(Inception) through March 31, 2011

Prime Time Travel, Inc.
(A Development Stage Company)
Balance Sheets

	March 31, 2011	December 31, 2010
	(Unaudited)
ASSETS
Current assets:
Cash	$33,598	$6,825
Total current assets	33,598	6,825

Total assets	$33,598	$6,825

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Accounts payable	$607	$632
Customer deposits	28,630	6,800
Common stock to be issued	12,250	-
Total current liabilities	41,487	7,432

Stockholder’s Deficit:
Preferred stock, par value $.000001, 5,000,000 authorized, none issued and outstanding	-	-
Common stock, par value $.000001, 95,000,000 authorized, 6,000,000 shares issued and outstanding	6	6
Additional paid-in capital	14,500	-
Deficit accumulated during the development stage	(22,395)	(613)
Total stockholder’s deficit	(7,889)	(607)
Total liabilities and stockholder’s deficit	$33,598	$6,825

See accompanying notes to the financial statements.

Prime Time Travel, Inc.
(A Development Stage Company)
Statements of Operations
(Unaudited)

	For the Three Months Ended March 31, 2011	For the Period From November 23, 2010 (Inception) through March 31, 2011

Revenues:	$-	$-

Operating expenses:
Professional fees	15,449	-
General and administrative	6,333	613
Loss before income taxes	(21,782)	(613)

Income tax provision	-	-

Net loss	$(21,782)	$(613)

Net loss per common share - basic and diluted	$(0.00)	$(0.00)

Weighted average number of common shares outstanding - basic and diluted	6,000,000	2,684,211

See accompanying notes to the financial statements.

Prime Time Travel, Inc.
(A Development Stage Company)
Statement of Stockholder’s Deficit
For the Period from November 23, 2010 (Inception) through March 31, 2011
(Unaudited)

	Common Stock		Additional Paid-in	Deficit Accumulated During the Development	Total Stockholder’s
	Shares	Amount	Capital	Stage	Deficit

Balance, November 23, 2010 (Inception)	-	$-	$-	$-	$-

Common stock issued to president as compensation on December 15, 2010 at par value of $0.000001	6,000,000	6			6

Net loss				(613)	(613)
Balance, December 31, 2010	6,000,000	6		(613)	(607)

Capital contribution			14,500		14,500

Net loss				(21,782)	(21,782)
Balance, March 31, 2011	6,000,000	$6	$14,500	$(22,395)	$(7,889)

See accompanying notes to the financial statements.

Prime Time Travel, Inc.
(A Development Stage Company)
Statements of Cash Flows
(Unaudited)

	For the Three Months Ended March 31, 2011	For the Period From November 23, 2010 (Inception) through March 31, 2011

Cash flows from operating activities:
Net loss	$(21,782)	$(22,395)
Adjustments to reconcile net loss to net cash provided by operating activities:
Common stock issued as compensation	-	6
Changes in operating assets and liabilities:
Accounts payable	(25)	607
Customer deposits	21,830	28,630
Common stock payable	12,250	12,250
Net cash provided by operating activities	12,273	19,098

Cash flows from financing activities:
Capital contribution	14,500	14,500
Net cash provided by financing activities	14,500	14,500

Net change in cash	26,773	33,598
Cash at beginning of period	6,825	-
Cash at end of period	$33,598	$33,598

Supplemental disclosures: Cash paid for:
Interest	$-	$-
Income tax	$-	$-

See accompanying notes to the financial statements.

Prime Time Travel, Inc.
(A Development Stage Company)
March 31, 2011
Notes to the Financial Statements
(Unaudited)

1) ORGANIZATION

Prime Time Travel, Inc., a development stage company, (the “Company”), was incorporated on November 23, 2010 in the State of Delaware.  Initial operations have included organization and incorporation, target market identification, new product development, marketing plans, and capital formation.  A substantial portion of the Company’s activities has involved developing a business plan and establishing contacts and visibility in the marketplace.  The Company has generated no revenues since inception.

The Company is a sports travel company that creates and manages trips to destination locations for youth sports teams.  The Company organizes all aspects of annual tours, including flights, hotels, meals, ground transportation and local competition.  The Company anticipates providing these services to accommodate tours domestically and internationally.

2) SUMMARY OF  ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying unaudited interim financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for the interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) to Form 10-Q and Article 8 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements.  The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim period presented.  Unaudited interim results are not necessarily indicative of the results for the full fiscal year.  These financial statements should be read in conjunction with the financial statements of the Company for the period from November 23, 2010 (inception) through December 31, 2010 and notes thereto contained in the information filed as part of the Company’s Registration Statement on Form S-1, of which this Prospectus is a part.

DEVELOPMENT STAGE COMPANY

The Company is a development stage company as defined by section 810-10-20 of the FASB Accounting Standards Codification. The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of the Company’s exploration stage activities.

USE OF ESTIMATES

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

CASH EQUIVALENTS

The company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts payable, customer deposits and common stock payable approximate their fair values because of the short maturity of these instruments.

REVENUE RECOGNITION

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

INCOME TAXES

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.  Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

NET LOSS PER COMMON SHARE

Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.  Diluted net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period.

There were no potentially dilutive shares outstanding as of March 31, 2011.

COMMITMENTS AND CONTINGENCIES

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

CASH FLOWS REPORTING

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

SUBSEQUENT EVENTS

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-06 “Fair Value Measurements and Disclosures (Topic 820) Improving Disclosures about Fair Value Measurements”, which provides amendments to Subtopic 820-10 that requires new disclosures as follows:

3. Transfers in and out of Levels 1 and 2. A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers.
4. Activity in Level 3 fair value measurements. In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number).

This Update provides amendments to Subtopic 820-10 that clarify existing disclosures as follows:

3. Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities.

4. Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3.

This Update also includes conforming amendments to the guidance on employers' disclosures about postretirement benefit plan assets (Subtopic 715-20). The conforming amendments to Subtopic 715-20 change the terminology from major categories of assets to classes of assets and provide a cross reference to the guidance in Subtopic 820-10 on how to determine appropriate classes to present fair value disclosures. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.

In December 2010, the FASB issued the FASB Accounting Standards Update No. 2010-28 “Intangibles—Goodwill and Other (Topic 350): When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts” (“ASU 2010-28”). Under ASU 2010-28, if the carrying amount of a reporting unit is zero or negative, an entity must assess whether it is more likely than not that goodwill impairment exists. To make that determination, an entity should consider whether there are adverse qualitative factors that could impact the amount of goodwill, including those listed in ASC 350-20-35-30. As a result of the new guidance, an entity can no longer assert that a reporting unit is not required to perform the second step of the goodwill impairment test because the carrying amount of the reporting unit is zero or negative, despite the existence of qualitative factors that indicate goodwill is more likely than not impaired. ASU 2010-28 is effective for public entities for fiscal years, and for interim periods within those years, beginning after December 15, 2010, with early adoption prohibited.

In December 2010, the FASB issued the FASB Accounting Standards Update No. 2010-29 “Business Combinations (Topic 805): Disclosure of Supplementary Pro Forma Information for Business Combinations” (“ASU 2010-29”). ASU 2010-29 specifies that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments in this Update also expand the supplemental pro forma disclosures under Topic 805 to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amended guidance is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

3) COMMON STOCK TO BE ISSUED

From March 14, 2011 through March 31, 2011, the Company sold 612,500 shares of its common stock at $0.02 per share to 15 individuals for a total of $12,250.  Since the common stock was not issued as of March 31, 2011 the Company has recognized a liability of $12,250.

4) STOCKHOLDER’S DEFICIT

AUTHORIZED STOCK

The Company has authorized 95,000,000 of common shares with a par value of $.000001 per share.  Each share entitles the holder to one vote, in person or proxy, on any matter on which action of the shareholder of the Company is sought.

The Company has authorized 5,000,000 preferred shares with a par value of $.000001 per share.

Common stock

On December 15, 2010, the Company issued 6,000,000 shares of its common stock to its president as compensation. The stock was valued at its par value of $0.000001 or $6.

From March 14, 2011 through March 31, 2011, the Company sold 612,500 shares of its common stock at $0.02 per share to 15 individuals for a total of $12,250.  Since the common stock was not issued as of March 31, 2011 the Company has recognized a liability of $12,250.

5) RELATED PARTY TRANSACTIONS

Capital contribution

During the interim period ended March 31, 2011, the Company’s President contributed $14,500 to the Company for working capital purposes.  This amount has been included in additional paid-in capital as of March 31, 2011.

The Company is provided the office space by an officer of the Company without cost. The management determined that such cost is nominal and did not recognize rent expense in its financial statements.

6)  SUBSEQUENT EVENTS

Management has evaluated all events that occurred after the balance sheet date through the date when these financial statements were issued to determine if they must be reported. The Management of the Company has determined that there were reportable subsequent events to be disclosed.

During the period between April 1, 2011 and April 21, 2011, the Company sold and issued 1,387,500 shares of its common stock to 18 US individuals at a price of $0.02 per share, or aggregate proceeds of $27,750.

Until ________, 2011 [90 days from date of prospectus], all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus. We have not authorized any dealer, salesperson or other person to give you different information. This prospectus does not constitute an offer to sell nor are they seeking an offer to buy the securities referred to in this prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus and the documents incorporated by reference are correct only as of the date shown on the cover page of these documents, regardless of the time of the delivery of these documents or any sale of the securities referred to in this prospectus.

PRIME TIME TRAVEL, INC.

2,000,000

 Shares

 of

 Common Stock

PROSPECTUS

June ___, 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.    Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant.

Name of Expense	Amount
Securities and Exchange Commission registration fee	$11.61
Legal, accounting fees and expenses (1)	$25,000.00
Edgar filing, printing and engraving fees (1)	$5,000.00
Total (1)	$30,011.61
___________
(1) Estimated.

ITEM 14.    Indemnification of Directors and Officers

Section 102(b)(7) of the Delaware General Corporation Law, or the DGCL, provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (regarding, among other things, the payment of unlawful dividends), or (iv) for any transaction from which the director derived an improper personal benefit.

Section 145(a) of the DGCL empowers a corporation to indemnify any director, officer, employee, or agent, or former director, officer, employee, or agent, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of his service as a director, officer, employee, or agent of the corporation, or his service, at the corporation’s request, as a director, officer, employee, or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding; provided that such director or officer had no reasonable cause to believe his conduct was unlawful.

Section 145(b) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit; provided that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue, or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Notwithstanding the preceding sentence, except as otherwise provided in the bylaws, the Company is required to indemnify any such person in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by any such person was authorized by the Company’s board of directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy, and is, therefore, unenforceable.

ITEM 15.     Recent Sales of Unregistered Securities

1.           During the period between March 15, 2011 and April 21, 2011, we sold and issued 1,387.500 shares of our common stock to 18 US individuals at a price of $0.02 per share, or aggregate proceeds of $27,750.

The shares were issued in a transaction not registered under the Securities Act in reliance upon the exemption provided under Section 4(2) of the Securities Act and/or Regulation D promulgated by the Securities and Exchange Commission.  We believed that the exemption was available because the offer and sale of the securities did not involve a public offering and because of the limited number of recipients, each of the purchaser’s representation of sophistication in financial matters, and his access to information concerning our Company.

2.           During the period between March 15, 2011 and March 31, 2011, we sold and issued 612,500 shares of our common stock to 15 individuals at a price of $ 0.02 per share, or aggregate proceeds of $12,250.

We believe that the issuances of the securities set forth above were exempt from registration as an offering completed under Regulation S of the Securities Act and the regulations promulgated thereunder. We believe that this exemption from registration was available because each purchaser represented to us, among other things, that he, she or it was a non-U.S. person as defined in Regulation S, was not acquiring the shares for the account or benefit of, directly or indirectly, any U.S. person, had the intention to acquire the securities for investment purposes only and not with a view to or for sales in connection with any distribution thereof, and that such investor was sophisticated and was able to bear the risk of loss of the entire investment. Further, we did not otherwise engage in distribution of these shares in the U.S.

ITEM 16.     Exhibits and Financial Statement Schedules

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

Exhibit	Description
3.1	Certificate of Incorporation of Registrant.
3.2	Bylaws of Registrant.
4.1	Specimen Common Stock Certificate.
5.1	Legal Opinion of Gersten Savage LLP.
10.1	Form of Subscription Agreement for US investors.
10.2	Form of Subscription Agreement for non-US investors.
23.1	Consent of Li & Company, PC.
23.2	Consent of Gersten Savage LLP (incorporated in Exhibit 5.1).

Undertakings

The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Act”);

(ii)           to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most-recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)          to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)           That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5)           That, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cincinnati, Ohio, on June 3, 2011.

PRIME TIME TRAVEL, INC.

By:	/s/Andrew M. Listerman
Name:	Andrew M. Listerman
Title:	(principal executive officer, principal financial officer and principal accounting officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Jon D. Albaugh	Director and Secretary	June 3, 2011
Jon D. Albaugh

INDEX TO EXHIBITS

Exhibit	Description
3.1	Certificate of Incorporation of Registrant.
3.2	Bylaws of Registrant.
4.1	Specimen Common Stock Certificate.
5.1	Legal Opinion of Gersten Savage LLP.
10.1	Form of Subscription Agreement for US investors.
10.2	Form of Subscription Agreement for non-US investors.
23.1	Consent of Li & Company, PC.
23.2	Consent of Gersten Savage LLP (incorporated in Exhibit 5.1).